Exhibit 99.1

Avra Inc. Announces its Plans to Enter  Into The Cryptocurrency Market

Palo Alto, California – November 6, 2014 - Avra Inc. (OTCQB: AVRN),- (The Company), is pleased to announce a change in its business direction with the Company now being focused on solutions in the cryptocurrency and digital currency markets, particularly the Company’s planned focus is in offering payment solutions to businesses worldwide.  The Company’s business model can be broken down into four distinct categories.  They are as follows:

1)      AvraPay: A complete, turn-key and painless way for merchants to accept Bitcoin as a form of Payment.

2)      AvraATM: To promote usage and acceptance of digital currencies through the Company’s planned network of ATMs

3)      AvraTourism: To provide cryptocurrency payment processing solutions for merchants such as hotels, casinos, airlines, restaurants, and spas.

4)      AvraNews: To provide a news portal focusing on digital currency news.

“The high level innovative technology such as Bitcoin will change how we make transactions and therefore we believe this is a once in a decade type game-changer. With more than 8 billion dollars of Bitcoins already in circulation worldwide, we believe that Avra can position itself to be a force in providing business solutions in this exciting space”, said Avra’s CEO, Steve Shepherd.

“We’re also excited to announce the launching of our new website www.avraworld.com which contains in depth information on our new products and services as well as corporate information, events and industry news.”

Avra’s flagship product, “AvraPay” plans to allow businesses and merchants worldwide with the ability to accept cryptocurrencies such as Bitcoin. We hope that the “AvraPay” solution will provide a one stop shop for a business to accept cryptocurrencies.

Our AvraATM solution, when developed, will work with kiosk operators worldwide in order to facilitate the creation of bitcoin and altcoin ATMs. Avra will provide the software and facilities to convert a simple bill pay kiosk quickly and easily into a cryptocurrency ATM.

Our very exciting AvraTourism will enable participating hotels, casino’s, restaurants and other tourism related businesses to target the Billions of dollars held by cryptocurrency travelers.

AvraNews will bring it together in one website portal publishing up to the minute stories, opinions, data, offers in the cryptocurrency markets, as well as sections devoted to the growth and investment opportunities through a virtual meeting place where investors can meet and conduct business with cryptocurrency companies looking to raise capital.

“I am very optimistic with Avra’s diverse business model along with the international buzz and interest in cryptocurrency that we are positioned to become a strong brand and industry leader in the cryptocurrency space.” stated Avra’s President- CEO, Steve Shepherd

For more information please visit www.avraworld.com

About Avra Inc. (the “Company”)

The Company is focused on solutions in the cryptocurrency and digital currency markets, particularly in offering payment solutions to businesses worldwide.  The Company’s business model can be broken down into four distinct categories.  They are as follows: AvraPay: To develop a complete, turn-key and painless way for merchants to accept Bitcoin as Payment; AvraATM: To promote usage and acceptance of digital currencies through the Company’s proposed network of ATMs; AvraTourism: To provide cryptocurrency payment processing solutions for merchants such as hotels and casinos; AvraNews: To provide a news portal focusing on digital currency news.

For more information about the Company please visit our website at www.avraworld.com

Further information on the Company and its filings can be found at www.sec.gov

For further information, please contact:

Avra Inc.

3790 El Camino Real, Suite # 291

Palo Alto, California

1-(844) 287-2462

Forward Looking Statements

Some information in this document constitutes forward-looking statements or statements which may be deemed or construed to be forward-looking statements, such as the closing of the share exchange agreement.  The words “plan”, "forecast", "anticipates", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements.  These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements.  The risks, uncertainties and other factors are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission.  All forward-looking statements attributable to Avra Inc. herein are expressly qualified in their entirety by the above-mentioned cautionary statement.  Avra Inc. disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.